SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

FEDFIRST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51153	25-1828028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Donner at Sixth Street, Monessen, Pennsylvania 15062
(Address of principal executive offices) (Zip Code)

(724) 684-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On June 28, 2010, FedFirst Financial Corporation, a federal corporation (the “Company”) announced that the shareholders of the Company and the members of FedFirst Financial Mutual Holding Company have approved the Plan of Conversion and Reorganization pursuant to which the Company’s wholly owned subsidiary, First Federal Savings Bank, will convert from the mutual holding company to the stock holding company form of organization and that FedFirst Financial Corporation, the newly formed Maryland corporation and proposed holding company for First Federal Savings Bank, commenced the syndicated community offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering. The Company also announced the increase of the maximum purchase limitations from 30,000 shares ($300,000) for individual purchasers and from 60,000 shares ($600,000) for purchasers acting together with others, in all categories of the offering combined to, in both cases, an amount equal to 5% of the shares sold in the offering.

A copy of the press release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Number	Description

99.1	Press release dated June 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDFIRST FINANCIAL CORPORATION

Date: June 28, 2010	By:	/s/ Patrick G. O’Brien
Patrick G. O’Brien
President and Chief Executive Officer